UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2011

VIEWPOINT FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 W. 15th Street, Plano, Texas	75075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 578-5000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2011, ViewPoint Bank (the “Bank”) entered into severance agreements with executive officers Pathie E. McKee, Mark E. Hord, James C. Parks and Mark L. Williamson. The agreements were for a term expiring on December 31, 2011, with annual one-year extensions subject to the approval of the Bank’s Board of Directors (the “Board”). Please reference ViewPoint Financial Group, Inc.’s Current Report on Form 8-K filed on February 17, 2011, for details of these severance agreements.

On September 6, 2011, the above referenced severance agreements were revised to change the commencement date to January 1, 2012, which is also the effective date of the revision. Additionally, Section 2 of the agreements was revised so that on the first anniversary of the commencement date, and on each anniversary thereafter, the term of the agreement will be automatically extended for a period of one year, provided that the Bank has not given notice to the executive officer in writing at least 90 days prior to such anniversary date that the term of this agreement shall not be extended further. The remaining terms of the agreements remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, ViewPoint Financial Group, Inc. has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP, INC.

Date:	September 6, 2011	By:	/s/ Pathie E. McKee

Pathie E. McKee, Executive Vice President and Chief Financial Officer